 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2019

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	EQC	New York Stock Exchange
6 1/2% Series D Cumulative Convertible Preferred Shares of Beneficial Interest	EQCpD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2019, Equity Commonwealth (the “Company”) held its 2019 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected 11 trustees to the Board of Trustees of the Company (the “Board”) to serve until the Company’s 2020 annual meeting of shareholders, (ii) approved, on a non-binding advisory basis, the compensation of the named executive officers, (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and (iv) approved an amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan (the "2015 Omnibus Plan"). The proposals are described in the Company’s Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1: Election of Trustees

At the Annual Meeting, shareholders elected 11 trustees to the Board to serve until the 2020 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sam Zell	98,415,900	10,243,650	6,389,138
James S. Corl	107,537,627	1,121,923	6,389,138
Martin L. Edelman	107,530,058	1,129,492	6,389,138
Edward A. Glickman	108,398,887	260,663	6,389,138
David Helfand	108,391,324	268,226	6,389,138
Peter Linneman	107,504,264	1,155,286	6,389,138
James L. Lozier, Jr.	107,313,751	1,345,799	6,389,138
Mary Jane Robertson	108,405,962	253,588	6,389,138
Kenneth Shea	107,037,967	1,621,583	6,389,138
Gerald A. Spector	107,305,637	1,353,913	6,389,138
James A. Star	104,703,339	3,956,211	6,389,138

Proposal 2: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted affirmatively on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,811,032	2,766,396	82,122	6,389,138

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
113,504,694	1,463,584	80,410

Proposal 4: Approval of Amendment to Equity Commonwealth 2015 Omnibus Incentive Plan

At the Annual Meeting, the Company’s shareholders approved an amendment to the 2015 Omnibus Plan to increase the number of Common Shares of beneficial interest authorized thereunder by 2,500,000. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,174,772	7,399,663	85,115	6,389,138

Regulation FD Disclosures

We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the Company to monitor these distribution channels for material disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 20, 2019